Exhibit 5.1

May 13, 2024

May 13, 2024

Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

RE:	Form S-1 Registration Statement

Ladies and Gentlemen:

We are acting as special North Carolina counsel to Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Company”), in connection with (i) the Company’s Registration Statement on Form S-1 (No. 333-276300) that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on April 26, 2024 (as amended, the “Initial Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the Company’s Registration Statement on Form S-1 being filed with the Commission on or about the date hereof pursuant to Rule 462(b) (“Rule 462(b)”) promulgated under the Securities Act (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”). The 462(b) Registration Statement relates to the public offering by the Company of 3,210,000 shares (the “Shares”) of the Company’s Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”). The Shares are to be offered for sale to the public together with the securities registered pursuant to the Initial Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the 462(b) Registration Statement or the Initial Registration Statement or related to the prospectuses included or incorporated therein other than as expressly stated herein with respect to the Shares.

In connection with this opinion, we have examined and are familiar with the Articles of Incorporation and the Bylaws of the Company, as each of the same have been amended through the date hereof, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books and resolutions, of the Company. We have also examined the 462(b) Registration Statement and the Initial Registration Statement and such statutes and other records, instruments, and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. The opinion set forth below is limited to matters governed by the North Carolina Business Corporation Act, and we express no opinion with respect to any other laws.

May 13, 2024

On the basis of and in reliance upon the foregoing, we are of the opinion that the Shares, when and if issued by the Company in the manner described in the Registration Statements and duly purchased and paid for, will be legally issued, fully paid, and nonassessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the North Carolina Business Corporation Act.

This opinion is furnished in connection with the filing of the 462(b) Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the 462(b) Registration Statement and to the statement made regarding our firm under the caption “Legal Matters” in the prospectus included in the Initial Registration Statement and incorporated by reference in the 462(b) Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ MAYNARD NEXSEN PC
MAYNARD NEXSEN PC